Exhibit 21.1

SUBSIDIARIES OF PTC Inc.

Name	Place of Formation
4 C Solutions UK Limited	United Kingdom
Atego Group Ltd.	United Kingdom
Atego SAS	France
Atego Systems Ltd.	United Kingdom
ColdLight Solutions, LLC	Delaware
CV Holding (Mauritius) Ltd.	Mauritius
Enigma Europe B.V.	Netherlands
Enigma Europe B.V. (Singapore Branch)	Singapore
Enigma Information Retrieval Systems Ltd. (UK)	United Kingdom
MCA Solutions BVBA	Belgium
Parametric Holdings (Ireland) Ltd.	Ireland
Parametric Holdings (UK) Limited	United Kingdom
Parametric Holdings Inc.	Delaware
Parametric Korea Co., Ltd.	Korea
Parametric Technology (Belgium) b.v.b.a.	Belgium
Parametric Technology (C.R.) s.r.o.	Czech Republic
Parametric Technology (Denmark) A/S	Denmark
Parametric Technology (Hong Kong) Ltd.	Hong Kong
Parametric Technology (India) Private Ltd.	India
Parametric Technology (Republic of Ireland) Ltd.	Ireland
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology (Shanghai) Software Co. Ltd.	China
Parametric Technology (Slovakia) s.r.o.	Slovak Republic
Parametric Technology (UK) Limited	United Kingdom
Parametric Technology Australia Pty. Limited	Australia
Parametric Technology Brasil Ltda.	Brazil
Parametric Technology Corporation	Massachusetts
Parametric Technology Corporation (Malaysia) Sdn. Bhd.	Malaysia
Parametric Technology Espana, S.A.	Spain
Parametric Technology Europe B.V.	Netherlands
Parametric Technology Gesellschaft, m.b.H.	Austria
Parametric Technology GmbH	Germany
Parametric Technology International, Inc.	Delaware
Parametric Technology Israel Ltd.	Israel
Parametric Technology Italia S.r.l.	Italy

Parametric Technology Mexico, S.A. de C.V.	Mexico
Parametric Technology Nederland B.V.	Netherlands
Parametric Technology S.A.	France
Parametric Technology Singapore Pte. Ltd.	Singapore
Parametric Technology South Africa (Propretary) Limited	South Africa
Parametric Technology Taiwan Ltd.	Taiwan
PTC (Canada) Inc.	Canada
PTC (IFSC) Limited	Ireland
PTC (SSI) Limited	Ireland
PTC Benelux LLC	Delaware
PTC Eastern Europe Limited S.R.L.	Romania
PTC Holdings (Europe) B.V.	Netherlands
PTC Holdings (NL) B.V.	Netherlands
PTC International Limited Liability Company	Russia
PTC International, Inc.	Massachusetts
PTC Japan KK	Japan
PTC Netherlands C.V.	Netherlands
PTC Netherlands LLC	Delaware
PTC Software (India) Private Limited	India
PTC Sweden AB	Sweden
Qualcomm Connected Experiences Switzerland AG (Vuforia Services)	Switzerland
Servigistics (Shanghai) Co., Ltd.	China
Servigistics Limited	United Kingdom